UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2024

Tyra Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40800	83-1476348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2656 State Street
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 728-4760

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TYRA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On October 18, 2024, Tyra Biosciences, Inc. (the Company) entered into an exchange agreement with Boxer Capital, LLC (Boxer Capital) and RA Capital Healthcare Fund, L.P. (RA Capital) (each a Holder and collectively the Holders), pursuant to which (i) Boxer Capital agreed to exchange 2,000,000 shares of the Company’s common stock, par value $0.0001 per share (Common Stock), for one or more pre-funded warrants to acquire an aggregate of 2,000,000 shares of Common Stock and (ii) RA Capital agreed to exchange 1,000,000 shares of Common Stock for one or more pre-funded warrants to acquire an aggregate of 1,000,000 shares of Common Stock (each of such pre-funded warrants an Exchange Warrant and collectively the Exchange Warrants, and such exchanges of Common Stock for Exchange Warrants collectively the Exchange).

Each Exchange Warrant has an exercise price of $0.001 per share of Common Stock, is immediately exercisable and will not expire. Under the terms of the Exchange Warrants, the Company may not effect the exercise of any Exchange Warrant, and a Holder will not be entitled to exercise any portion of any Exchange Warrant, which, upon giving effect to such exercise, would cause a Holder (together with its affiliates) to own more than a specified beneficial ownership limitation of either 9.99% or 19.99% (as selected by such Holder prior to the issuance of the Exchange Warrant) of the number of shares of the Common Stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Exchange Warrants. However, any Holder may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to the Company.

The exercise price and the number of shares of Common Stock issuable upon exercise of each Exchange Warrant will be subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

In the event of certain fundamental transactions (as described in the Exchange Warrants), a Holder of Exchange Warrants will be entitled to receive, upon exercise of the Exchange Warrants, the kind and amount of securities, cash or property that such Holder would have received had they exercised in full the Exchange Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Exchange Warrants.

Each Exchange Warrant will be issued without registration in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act of 1933, as amended. The Exchange is expected to close on or before October 22, 2024.

The foregoing description of the Exchange Warrant does not purport to be complete and is qualified in its entirety by reference to the form of Exchange Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Exchange Warrant

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TYRA BIOSCIENCES, INC.

Date: October 18, 2024	By:	/s/ Ali Fawaz
Ali Fawaz General Counsel and Secretary